AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment Agreement”) is executed effective as of October 10, 2013, by and among Willard G. McAndrew III, an individual (“Employee”), Torchlight Energy Resources, Inc., a Nevada corporation (the “TERI”), and Torchlight Energy, Inc., a Nevada corporation (the “TEI”).  The Employee, TERI and TEI are sometimes hereinafter collectively referred to as the “Parties”.

Recitals

A.

Employee and TEI entered into an Employment Agreement on April 13, 2013, which agreement became effective on September 9, 2013 (the “Contract”).

B.

Reference is here made to the Contract as if such Contract were written herein verbatim.

C.

The Parties now wish to amend the Contract to change certain terms of the Contract.

Agreements

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

All capitalized terms used herein shall have the meanings assigned to them in the Contract, unless expressly defined otherwise in this Amendment Agreement.

2.

Except as otherwise specifically provided herein, all terms and conditions of the Contract shall apply to the interpretation and enforcement of this Amendment Agreement as if explicitly set forth herein.

3.

Amendment to Parties of the Agreement:

The Contract is amended so that the Contract is an agreement solely between Employee and TERI.  Accordingly, (i) all references within the Contract to TEI or the “Company,” as such party is defined in the Contract, will refer to TERI, (ii) TEI will no longer be a party to the Contract, and (iii) the Contract will provide for the employment of Employee by TERI, instead of by TEI.

4.

Amendment to Subsection (a), “Base Fees” of Section 4, “Compensation”:

Subsection (a) of Section 4 of the Contract is amended and replaced in its entirety to read as follows:

“(a)

Base Fees.  The Company shall pay Employee Base Fees (the “Base Fees”) equal to $180,000 per year.  Payment shall be made monthly, on the last day of each calendar month. The Employee will be entitled to increases in Base Fees subject to the following provisions:

a.

Employee will be entitled to an increase of $5,000.00 per month when the Company and its affiliates achieve 500 of Barrels of Oil or Gas Equivalent Per Day (BOEPD) in net production to the Company and its affiliates;

b.

Employee will be entitled to an additional increase of $5,000.00 per month when the Company and its affiliates achieve 750 of Barrels of Oil or Gas Equivalent Per Day (BOEPD) in net production to the Company and its affiliates; and

c.

Employee will be entitled to an additional increase of $5,000.00 per month when the Company and its affiliates achieve 1,000 of Barrels of Oil or Gas Equivalent Per Day (BOEPD) in net production to the Company and its affiliates.”

5.

Amendment to Subsection (d), “Stock Options” of Section 4, “Compensation”:

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Subsection (d) of Section 4 of the Contract is amended and replaced in its entirety to read as follows:

“(d)

Stock Options.  As additional compensation for the services to be rendered by Employee pursuant to this Agreement, the Company shall grant to Employee stock options to purchase a total of 1,500,000 shares of Common Stock of the Company (the “Stock Options”) at a price equal to $2.09 per share.  The Stock Options will vest to Employee during the Term of this Agreement based on the following milestones:

(i)

When Company and its affiliates achieve 500 Barrels of Oil and Gas Equivalent Per Day (BOEPD) in production net to the Company and its affiliates, 500,000 of the Stock Options will vest.

(ii)

When Company and its affiliates achieve 750 Barrels of Oil and Gas Equivalent Per Day (BOEPD) in production net to the Company and its affiliates, an additional 500,000 Stock Options will vest.

(iii)

When Company and its affiliates achieve 1,000 Barrels of Oil and Gas Equivalent Per Day (BOEPD) in production net to the Company and its affiliates, the final 500,000 Stock Options will vest.

The Stock Options will be in addition to and not in lieu of any stock issued pursuant to an ESOP, 401K, or other retirement plan as the Company may make generally available to senior executives or other employees.  The Stock Options are also in addition to the 1,000,000 warrants to purchase Common Stock of the Company that the Company issued to Mr. McAndrew on or about April 15, 2013 as consideration for consulting services he performed.”

6.

Amendment to Subsection (h), “COLA” of Section 4, “Compensation”:

The second paragraph of Subsection (h) of Section 4 of the Contract is deleted in its entirety, which now deleted paragraph previously read as follows:

“Notwithstanding Ratification and commencement of employment, upon the Effective Date, the initial 1,000,000 Warrants shall be issued by the Company and the Company will make Other Benefits available to Employee as if Employee was employed.”

7.

Amendment to Subsection (c) of Section 9, “Compensation and Termination”:

Subsection (c) of Section 9 of the Contract is amended and replaced in its entirety to read as follows:

“(c)   If Employee’s employment is terminated by the Company (or its successor) upon the occurrence of a Change of Control, the Company (or its successor, as applicable) shall continue to pay to Employee the Base Fee, Discretionary Bonus and benefits until the earlier to occur of (1) the end of the Term and (2) the date that is one year following such termination. All Stock Options not vested at the occurrence of a change in control shall vest in full at such occurrence.”

8.

Amendment to Subsection (e) of Section 9, “Compensation and Termination”:

Subsection (e) of Section 9 of the Contract is amended and replaced in its entirety to read as follows:

“(e)   If this Agreement is terminated pursuant to Section 8(d), Company shall continue to pay to Employee the Base Fee and Benefits until the earlier to occur of (1) the end of the Term and (2) the date that is one year following such termination. All Stock Options that have not vested as of the date of such termination shall be fully vested on the termination date.”

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9.

This Amendment Agreement will be of no force and effect until receipt and execution of this Amendment Agreement by all the undersigned parties hereto.  This Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall be deemed one instrument, by signature delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, each of which shall be deemed an original for all purposes.

10.

Except as expressly amended hereby, the Contract remains in full force and effect.  Any references to the Contract shall refer to the Contract as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement on the date set forth above.

TORCHLIGHT ENERGY RESOURCES, INC.

/s/ Thomas Lapinski

By:  Thomas Lapinski, Chief Executive Officer

TORCHLIGHT ENERGY, INC.

/s/ Thomas Lapinski

By:  Thomas Lapinski, Chief Executive Officer

/s/ Willard G. McAndrew III

Willard G. McAndrew III

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